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                                                                    Exhibit 10.7





                                               As of November 3, 1999



STARBASE CORPORATION
4 Hutton Drive, Suite 800
Santa Ana, CA 92707

             Re: Lock-Up Agreement

Gentlemen:

         As an additional inducement to StarBase Corporation (the "Company") to execute the Agreement and Plan of Merger of even date herewith (the "Merger Agreement") with ObjectShare, Inc. and its wholly-owned subsidiary, pursuant to which the undersigned would receive shares of common stock, par value $.001 per share, of the Company and options to purchase additional shares of the Company's common stock (collectively, the "Securities"), the undersigned hereby agrees that, for a period of 180 days after the Effective Date (as such term is defined in the Merger Agreement), the undersigned shall not (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, or publicly disclose the intention to make any such offer, sale, pledge or disposal or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such shares of Securities, whether any transaction described in clause (i) or
(ii) above is to be settled by delivery of shares of Securities or such other securities, in cash or otherwise, in each case without the prior written consent of the Company.

         In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities or of such other securities if such transfer would constitute a violation or breach of this Agreement.

         This Agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Effective Date shall not have occurred on or before [April 17, 2000 or such later date as may be agreed upon in writing by the parties to the Merger Agreement under Section 6.1(g) of the Merger Agreement.]

                                          Very truly yours,


                                          ----------------------------------
                                          James H. Smith